UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2015

WHEREVERTV BROADCASTING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11873	13-3886065
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

425 Mill Street
Coraopolis, Pennsylvania		15108
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (412) 663-0094

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Pursuant to a Board of Director approval on October 5, 2015, WhereverTV Broadcasting Corporation (OTCPINK: TVTV) has ratified its internal control policy & disaster recovery plan.

Pursuant to a Board of Director approval on October 5, 2015, WhereverTV Broadcasting Corporation (OTCPINK: TVTV) has authorized the Chief Executive Officer to incorporate, staff and fund a WhereverTV Latino subsidiary in Mexico, and selected its board members.

Pursuant to a Board of Director approval on October 5, 2015, WhereverTV Broadcasting Corporation (OTCPINK: TVTV) is authorized to create a Series B Class of Preferred Shares, and amend the Certificate of Incorporation and By-Laws to include said Class B Preferred Shares. The Board of Directors has also authorized the receipt of a Promissory Note from Edward D. Ciofani in connection with issuance of the Class B Preferred Shares. And WhereverTV has authorized the Chief Executive to create stock purchase options and an Employee Stock Option Plan for up to 20% of the authorized shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 5, 2015	WHEREVERTV BROADCASTING CORPORATION

	By:	/s/ Edward D. Ciofani
Name: Edward D. Ciofani
Title: Chief Executive Officer